EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, except for share and per share data)

The following selected unaudited financial data should be read in conjunction with the historical consolidated financial statements of Cinedigm Corp. ("Cinedigm") and GVE Newco, LLC (“GVE”), including the notes thereto. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been actually completed at the dates indicated, nor is it necessarily indicative of future results of operations or financial position of the combined companies. The unaudited pro forma condensed combined balance sheets have been prepared to reflect the acquisition of GVE (the "Acquisition") by Cinedigm as if the acquisition had occurred as of September 30, 2013 by combining the separate balance sheets of Cinedigm and GVE as of that date. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2013 has been prepared to reflect the acquisition of GVE as if the transaction had occurred as of April 1, 2012 by combining the separate historical statements of operations of GVE for the fiscal year ended December 31, 2012 and Cinedigm for the fiscal year ended March 31, 2013. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2013 has been prepared to reflect the acquisition of GVE as if the acquisition had occurred as of April 1, 2012 by combining the separate historical statements of operations of GVE for the six months ended September 30, 2013 and Cinedigm for the six months ended September 30, 2013.

Credit Facility

As previously disclosed via Form 8-K on October 23, 2013, on October 17, 2013, Cinedigm entered into a credit agreement (the “CEH Credit Agreement”) with Société Générale, New York Branch, as administrative agent and collateral agent for the lenders party thereto and certain other secured parties. Under the CEH Credit Agreement and subject to the terms and conditions thereof, the Company may borrow an aggregate principal amount of $55,000, including term loans of $25,000 (the “CEH Term Loans”) and revolving loans of $30,000 (the “CEH Revolving Loans”). All of the CEH Term Loans and $15,000 of the CEH Revolving Loans were drawn at closing in connection with funding of the Acquisition.

Securities Purchase Agreements

As previously disclosed via Form 8-K on October 23, 2013, on October 17, 2013 and October 21, 2013, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain investors party thereto (the “Investors”) pursuant to which the Company agreed to sell to the Investors notes in the aggregate principal amount of $5,000 (the “2013 Notes”) and warrants to purchase an aggregate of 1,500,000 shares of Class A Common Stock (the “2013 Warrants”). The sales were consummated on October 21, 2013. The proceeds of the sales of the 2013 Notes and 2013 Warrants were used for working capital and general corporate purposes, including to finance, in part, the Acquisition.

As previously disclosed via Form 8-K on October 23, 2013, on October 21, 2013, Cinedigm completed the acquisition of GVE. Cinedigm agreed to an aggregate purchase price of $51,500, subject to a working capital adjustment, with (i) $47,500 payable in cash and 666,978 shares of Class A Common Stock valued at $1,000, subject to certain transfer restrictions, in each case upon the closing of the Acquisition, and (ii) $3,000 payable in cash on a deferred basis.

The acquisition of GVE will be accounted for using the purchase method of accounting and, accordingly, the assets, liabilities and results of operations of GVE will be included in Cinedigm’s consolidated financial statements subsequent to the acquisition date. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of GVE.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(In thousands, except for share and per share data)

	Historical		Pro Forma
	Cinedigm	GVE	Acquisition Adjustment		Combined
ASSETS
Current assets
Cash and cash equivalents	$12,389	$—	$(1,140)	(1)	$11,249
Accounts receivable, net	36,322	32,513	—		68,835
Deferred costs, current portion	1,309	—	—		1,309
Unbilled revenue, current portion	4,894	—	—		4,894
Advances, net	—	19,558	—		19,558
Prepaid and other current assets	7,784	6,389	(933)	(2)	13,240
Note receivable, current portion	324	—	—		324
Total current assets	63,022	58,460	(2,073)		119,409

Restricted cash	6,751	—	—		6,751
Security deposits	218	—	—		218
Property and equipment, net	152,563	—	—		152,563
Media library, net	—	762	37,157	(3)	37,919
Intangible assets, net	12,006	3,685	(3,685)	(3)	12,006
Capitalized software costs, net	7,509	—	—		7,509
Goodwill	12,739	6,731	(6,731)	(3)	12,739
Deferred tax assets	—	1,830	(1,830)	(2)	—
Deferred costs, net of current portion	7,131	—	1,101	(2)	8,232
Unbilled revenue, net of current portion	460	—	—		460
Accounts receivable, long-term	1,505	—	—		1,505
Note receivable, net of current portion	123	—	—		123
Total assets	$264,027	$71,468	$23,939		$359,434

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(In thousands, except for share and per share data)

	Historical		Pro Forma
	Cinedigm	GVE	Acquisition Adjustment		Combined
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$49,387	$26,851	$19,030	(4)	$95,268
Line of credit	—	15,422	(15,422)		—
Current portion of notes payable, non-recourse	33,992	—	15,000	(5)	48,992
Current portion of capital leases	151	—	—		151
Current portion of deferred revenue	3,699	—	—		3,699
Total current liabilities	87,229	42,273	18,608		148,110
					—
Notes payable, non-recourse, net of current portion	183,342	—	29,711	(5)	213,053
Capital leases, net of current portion	4,385	—	—		4,385
Deferred revenue, net of current portion	10,196	—	—		10,196
Contingent consideration, net of current portion	1,846	—	—		1,846
Total liabilities	286,998	42,273	48,319		377,590
					—
Stockholders’ (Deficit) Equity					—
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at September 30, 2013. Liquidation preference of $3,609	3,520	—	—		3,520
Class A common stock, $0.001 par value per share; 118,759,000 shares authorized; 53,077,216 shares issued and 53,025,776 shares outstanding at September 30, 2013	53	—	11	(6)	64
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized and issued, 0 shares outstanding at September 30, 2013	—	—	—		—
Additional paid-in capital	228,427	29,195	(14,629)	(2) (6)	242,993
Treasury stock, at cost; 51,440 Class A shares	(172)	—	—		(172)
Accumulated deficit	(254,799)	—	(9,762)	(2)	(264,561)
Total stockholders’ (deficit) equity	(22,971)	29,195	(24,380)		(18,156)
Total liabilities and stockholders’ (deficit) equity	$264,027	$71,468	$23,939		$359,434

1) Represents net cash raised via debt and equity offerings, offset by cash paid to the sellers of GVE and transaction fees paid by Cinedigm in connection with the Acquisition.

2) Represents GVE amounts written-off and costs incurred in connection with the Acquisition for pro forma presentation.

3) Represents preliminary allocation of purchase price to the media library of approximately $44.6 million, less adjustments for amounts written-off in connection with the Acquisition for pro forma presentation.

4) Represents liability to the sellers of GVE to be paid in cash on a deferred basis and working capital adjustment.

5) Represents amounts raised via the CEH Credit Agreement and Securities Purchase Agreements.

6) Represents the issuance 9,089,990 shares of Class A common stock in connection with a public offering, 1,398,601 shares to an individual investor and 666,978 shares to the sellers of GVE, offset by GVE historical amounts written-off in connection with the Acquisition.